                                                                     Exhibit 3.2


                              AMENDED AND RESTATED
                                    BY-LAWS
                              ENQUIRER/STAR, INC.

                                   ARTICLE I

                                    OFFICES

     SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. All meetings of the stockholders for the election of directors shall be held in Lantana, Florida, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders, commencing with the year 1981, shall be held on the second Tuesday in November, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting. Any proper business, in addition to the election of directors, may be transacted at the annual meeting, if notice of such additional business is given in the notice of the meeting.

     Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board, if any, or the president and shall be called by the president or secretary or an assistant secretary at the request in writing of a majority of the members of the board of directors, then in office, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 5. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8. Meetings of the stockholders shall be presided over by the chairman of the board, if any, or by the president, or in his absence, by a vice-president, or if none of the foregoing officers is present, by a chairman to be chosen at the meeting. The secretary of the corporation, or in his absence, an assistant secretary, shall act as secretary of the meeting, but if none of these officers is present, a secretary shall be chosen at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, at all elections of directors, a plurality of votes cast thereat shall elect, if a quorum is present.

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     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.


     Section 11. Any action required or permitted by any provision of law or by the certificate of incorporation or otherwise to be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. The number of directors which shall constitute the whole board shall be not less than one or more than ten. The first board shall consist of one director.

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Thereafter, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting or a special meeting called for the purpose. The directors shall be elected at the annual meeting of the stockholders, or a special meeting called for the purpose, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

      Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by a plurality of the votes cast at a meeting of stockholders entitled to vote at elections of directors, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and shall qualify, unless sooner displaced. The stockholders may, at a duly convened meeting, by vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at elections of directors, summarily remove any director or directors from office with or without cause.

      Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and

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things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. Meetings of the board of directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the board or as may be specified in the call of any meeting. Regular meetings of the board shall be held at such time as may from time to time be fixed by resolution of the board, and notice of such meetings need not be given. Special meetings of the board may be called at any time by the chairman of the board, if any, or the president, and shall be called by the secretary or an assistant secretary on the written request of any two directors, on at least two days' notice to each director, either personally or by mail or by telegram. A meeting of the board may be held without notice, if all the directors are present or if those not present waive notice of the meeting in accordance with Article IV, Section 2 of these by-laws.

     Section 6. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the board provided, however, that if the board shall consist of one director, one director shall constitute a quorum. If at any meeting there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. Except as otherwise provided by law or by the certificate of incorporation or by-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board.

     Section 7. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this shall constitute presence in person at such a meeting.

     Section 8. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            COMMITTEES OF DIRECTORS

     Section 9. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute quorum, may unanimously appoint another member or the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 10. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

     Section 11. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the by-laws.


                                   ARTICLE V

                                    OFFICERS

     SECTION 1. The board of directors, as soon as may be practicable after the annual meeting of stockholders in each year, shall elect a president of the corporation, a secretary and a treasurer, and from time to time may elect such vice presidents and appoint such assistant secretaries, assistant treasurers and other officers, agents and employees as it may deem proper. The board of directors may also elect a chairman of the board. More than one office may be held by the same person.

     SECTION 2. The term of office of all officers shall be until the first meeting of the board following the annual meeting of stockholders next succeeding their election or appointment and, in the case of elected officers, until their respective successors are chosen and qualified, but any officer may be removed from office at any time, with or without cause, and vacancies occurring for whatever cause may be filled at any time, by the affirmative vote of a majority of the members of the board at the time in office.

     SECTION 3. Subject to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors. The board of directors may require the treasurer, any assistant treasurers and any other officers, agents or employees of the corporation to give bond for the faithful discharge of their duties, in such sum and of such character as the board may from time to time prescribe.

     SECTION 4. The chairman of the board, if any, the president or any vice president shall have the power to vote or give a proxy for the voting of all shares of stock of any corporation or other organization owned by the corporation at any meeting of the stockholders of any such corporation or organization, subject to any specific direction by the board of directors of the corporation.

                                   ARTICLE VI
                              CERTIFICATE OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

     Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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                               FIXING RECORD DATE

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting to the extent permitted by law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VII

                                   AMENDMENTS

     Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.